UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2005

SOUTHWEST GAS CORPORATION

(Exact name of registrant as specified in its charter)

	California	1-7850	88-0085720
	(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)		Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada	89193-8510
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 1.02	Termination of a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 6, 2005, Southwest Gas Corporation replaced its $250 million credit facility, scheduled to expire in May 2007, with a $300 million facility that expires in April 2010. Of the $300 million, $150 million will be used for working capital purposes and $150 million will be designated long-term debt. Interest rates for the facility are calculated at either the London Interbank Offering Rate plus an applicable margin, or the greater of the prime rate or one-half of one percent plus the Federal Funds rate. The applicable margin on the new credit facility is lower than the applicable margin of the previous facility. Parties to the agreement in addition to Southwest Gas are: The Bank of New York, Bank of America, N.A., JPMorgan Chase Bank, N.A., Union Bank of California, N.A., KeyBank National Association, KBC Bank, N.V., U.S. Bank National Association, and Mellon Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: April 29, 2005	/s/ ROY R. CENTRELLA
Roy R. Centrella
Vice President/Controller and
Chief Accounting Officer